Registration No. 333-

As filed with the Securities and Exchange Commission on July 17, 2017

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1585111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

James R. Heslop, II Executive Vice President and COO Middlefield Banc Corp. 15985 East High Street Middlefield, Ohio 44062-0035 (440) 632-1666	With a copy to: Francis X. Grady, Esq. Grady & Associates 20220 Center Ridge Road, Suite 300 Rocky River, Ohio 44116-3501 (440) 356-7255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
common stock, no par value	382,500	$49.41	$18,899,325	$2,190.43

(1)	This registration statement also covers any additional shares of common stock that may be offered and sold on account of stock splits, stock dividends, and similar changes in outstanding common stock, consistent with Rule 416(a) under the Securities Act of 1933.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the $49.41 average of the high and low prices of the registrant’s common stock on July 11, 2017, as reported on the Nasdaq Capital Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 17, 2017

PROSPECTUS

Middlefield Banc Corp.

382,500 shares of Common Stock

This prospectus relates to the resale of up to 382,500 shares of our common stock, without par value, offered for sale from time to time by the selling stockholders named in this prospectus or their permitted transferees (which we refer to collectively as the “selling stockholders”). On May 10, 2017, we issued 400,000 shares of our common stock in a private placement transaction exempt from the registration requirements of the Securities Act of 1933. The selling stockholders purchased the shares from us in the private placement, and we agreed to register the shares for resale by this prospectus.

The selling stockholders may offer and sell the shares covered by this prospectus from time to time at a fixed price or prices, at the prevailing market price at the time of sale, at a price related to the prevailing market price, at varying prices determined at the time of sale, or at a negotiated price or prices, or otherwise. The selling stockholders may sell the shares directly to investors or to or through underwriters, dealers, or other agents. We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from sale of the shares. Registration of the shares of common stock offered by this prospectus does not necessarily mean that any of the shares will be sold. The timing and amount of any sale is within the discretion of each selling stockholder. See “Plan of Distribution” on page 6 of this prospectus.

Our common stock trades on the Nasdaq Capital Market under the ticker symbol “MBCN.” The last reported sale price of our stock on July 12, 2017 was $49.75.

The Middlefield Banc Corp. common stock offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank account or deposit. It is not federally insured or protected by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency.

Investment in Middlefield Banc Corp. common stock involves investment risks, including the possible loss of principal. Before investing in our common stock you should carefully consider the risk factors referenced on page 2 and described in our Securities and Exchange Commission filings, including our annual report on Form 10-K.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any state securities commission or other state agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. A representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2017

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “the Corporation,” “the Registrant” and “Middlefield” mean Middlefield Banc Corp., an Ohio corporation, and its wholly owned subsidiaries.

This prospectus is part of a resale registration statement we filed with the Securities and Exchange Commission using the shelf-registration process. The shelf-registration process allows selling stockholders to offer and sell from time to time by use of this prospectus an aggregate of up to 382,500 shares of our common stock. In some cases, selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling the stock. We may add, update, or change in a prospectus supplement any information contained in this prospectus. Before making your investment decision you should carefully read this prospectus and any accompanying prospectus supplement, any post-effective amendments of the registration statement, and all documents incorporated by reference herein, together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely solely on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information or make any representation different from that contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date after the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations, and prospects might have changed since the respective dates of this prospectus, any accompanying prospectus supplement, or any information we have incorporated by reference.

SUMMARY

This summary does not contain all of the information you should consider before investing in any securities offered by this prospectus. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” section and each of the documents incorporated by reference, which are described under “Information Incorporated by Reference.” For instructions about how to find copies of the documents incorporated by reference, see “Where You Can Find More Information.”

Middlefield Banc Corp. is registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, having become the holding company of The Middlefield Banking Company on or about January 13, 1989. We conduct business primarily through our bank subsidiary: The Middlefield Banking Company, a commercial bank chartered under Ohio law in 1901.

We engage in a general commercial banking business in northeastern Ohio and in central Ohio, serving small and medium-sized businesses, professionals, small business owners, and retail customers with checking, savings, and negotiable order of withdrawal (NOW) accounts, money market accounts, time certificates of deposit, commercial loans, real estate loans, and various types of consumer loans, safe deposit facilities, and travelers’ checks. We offer online banking and bill payment services to individuals and online cash management services to business customers through our website at www.middlefieldbank.bank. Our business loans include operational and working capital loans, loans to finance capital purchases, term business loans, selected guaranteed or subsidized loan programs for small businesses, professional loans, and commercial mortgage loans. We also offer residential construction loans, residential mortgage loans, home equity loans for home improvement and other personal expenditures, student loans and consumer installment loans for the purchase of vehicles and for other purposes. In northeastern Ohio, we have twelve bank offices: one in Orwell in Ashtabula County, two in Cuyahoga County in Beachwood and Solon, one office in Twinsburg in Summit County, one office in Cortland in Trumbull County, an office in Garrettsville and an office in Mantua in Portage County, and four offices in Geauga County: two in Middlefield, one in Chardon and one in Newbury. We also have a loan production office in Mentor in Lake County. In central Ohio, we have three bank offices: two in Franklin County in Dublin and Westerville, and one in Delaware County in Sunbury.

We also operate an asset resolution subsidiary, EMORECO, Inc., which maintains, manages, and holds for sale nonperforming loans as well as real estate acquired by the bank subsidiary as a result of borrower default on real-estate secured loans.

On May 10, 2017, we completed a stock offering to accredited investors in a private placement transaction exempt from the registration requirements of federal and state securities laws. In the private placement transaction, we sold 400,000 shares of our common stock to non-affiliate investors at $40.00 per share, for an aggregate purchase price of $16,000,000. The shares covered by this prospectus are being offered for resale pursuant to this prospectus. No board seats or board observation rights were provided to any selling stockholder. Once the registration statement of which this prospectus is a part becomes effective, certain restrictions on the selling stockholders’ ability to sell the shares to the public will be lifted. See the section of this prospectus entitled “Plan of Distribution.”

Our principal executive offices are located at 15985 East High Street, Middlefield, Ohio and our telephone number is (440) 632-1666. Our website is www.middlefieldbank.bank. Information on our website is not incorporated by reference into this prospectus and you should not consider it to be part of this prospectus.

The Offering

Background	We agreed to file a registration statement, of which this prospectus forms a part, with the Securities and Exchange Commission (the “SEC”) to register the offer and resale of the shares of common stock covered by this prospectus. See “Selling Stockholders” on page 4.

Common Stock Offered by the Selling Stockholders	382,500 shares of our common stock, no par value per share.

Common Stock to be Outstanding after the Offering	3,211,748.

Use of Proceeds	We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus. See “Use of Proceeds.”

Market for the Common Stock	The Company’s common stock is listed on The NASDAQ Capital Market Common Stock under the symbol “MBCN.”

Risk Factors	The common stock offered hereby involves risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section below.

The number of shares of common stock that will be outstanding after the completion of this offering is based on the 3,211,748 shares outstanding as of June 30, 2017, and excludes the following:

•	Options to purchase 21,375 shares under our 2007 Omnibus Equity Plan at a weighted average exercise price of $26.91 per share;

•	224,000 additional shares of common stock reserved for future issuance under our 2017 Omnibus Equity Plan; and

•	any additional shares of common stock we may issue from time to time after that date.

RISK FACTORS

Investing in our common stock involves significant risks. If you are considering purchasing or selling our shares, you should consider the risks described under the heading “Item 1A – Risk Factors” beginning on page 34 of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017, which is incorporated by reference herein.

Before investing in our common stock, you should carefully consider these risks, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects. You should also carefully consider the cautionary statements under the heading “Cautionary Note About Forward-Looking Statements.”

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements (as defined in section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934) about Middlefield Banc Corp. and subsidiaries. Information incorporated in this document by reference, future filings by Middlefield Banc Corp. on Form 10-K, Form 10-Q, and Form 8-K, and future oral and written statements by Middlefield Banc Corp. and its management may also contain forward-looking statements. Forward-looking statements include statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provisions, growth opportunities, interest rates, and deposit growth. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” and “plan” are intended to identify these forward-looking statements.

Forward-looking statements are based on current data and assumptions about operating and financial results, the local, regional, and national economy, and other information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in or implied by our forward-looking statements. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include the factors we discuss immediately below, other factors discussed in our filings with the SEC, and those presented elsewhere from time to time. Many of the risks and uncertainties are beyond our control. The following factors could cause our operating and financial performance to differ materially from the plans, objectives, assumptions, expectations, estimates, and intentions expressed in forward-looking statements:

•	the strength of the United States economy in general and the strength of the local economies in which we conduct our operations; general economic conditions, either nationally or regionally, may be less favorable than we expect, resulting in deterioration in the credit quality of our loan assets, among other things

•	the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest-rate policies of the Federal Reserve Board

•	inflation, interest rate, market, and monetary fluctuations

•	the development and acceptance of new products and services of Middlefield Banc Corp. and subsidiaries and the perceived overall value of these products and services by users, including the features, pricing, and quality compared to competitors’ products and services

•	the willingness of users to substitute our products and services for those of competitors

•	the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities, and insurance)

•	changes in consumer spending and saving habits

•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments

•	the continued service of key management personnel

Forward-looking statements are based on our beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions as of the date the statements are made. You should exercise caution because we cannot give any assurance that our beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions will be realized. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF PROCEEDS

The selling stockholders identified in this prospectus will receive the proceeds from the sale of shares offered by this prospectus. We will receive none.

SELLING STOCKHOLDERS

The selling stockholders identified in the table below may from time to time offer and sell any or all of the shares shown in the column captioned “Number of shares offered by this prospectus.” On May 10, 2017, the selling stockholders acquired the shares shown in that column directly from us at $40 per share in a private placement exempt from the registration requirements of the Securities Act of 1933. The private placement involved offers and sales to accredited investors only, without the use of a general solicitation or general advertising. Additional information about the private placement is contained in our Current Report on Form 8-K filed with the SEC on May 10, 2017.

Of the shares shown in the column captioned “Number of shares offered by this prospectus,” the stockholders identified in the table may at any time and from time to time offer and sell by this prospectus any or all of the shares in any type of transaction described in “Plan of Distribution.” We do not know when or in what amounts they will sell their shares. The stockholders could choose not to sell any shares. Although the stockholders identified in the table could choose to sell all, none, or only a portion of the shares shown in the table, we refer to them in this prospectus as selling stockholders and for purposes of the tabular presentation we are assuming that they will sell all of the shares acquired in the private placement. Each selling stockholder has requested that all shares acquired in the private placement be registered for resale by this prospectus. None of the selling stockholders has held any position, office, or other material relationship with us at any time during the last three years.

Shares acquired directly from an issuer in a private transaction are considered restricted securities under federal securities laws, and as such generally must be held by the purchaser for at least six months before being resold. However, resales registered with the SEC may be carried out before six months elapse. We therefore agreed when we sold the shares in the private placement to register the shares for resale by this prospectus. We did not agree to register for resale any other shares owned by any of the stockholders, and none of those other shares may be offered or sold by this prospectus.

Information about selling stockholders’ beneficial ownership in the table below has been furnished to us by each of the selling stockholders. Except as may be stated by footnote and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power over the shares.

By offering shares using this prospectus selling stockholders and any brokers, dealers, or agents participating in the distribution of shares may be deemed underwriters, as that term is used in the Securities Act of 1933. Please refer to the caption “Plan of Distribution” for additional information.

Name of selling stockholder	Number of shares beneficially owned before the offering		Number of shares offered by this prospectus	Number of shares owned after completion of the offering (1)
Banc Fund VIII L.P. (2)	48,931		21,000	27,931
Banc Fund IX L.P. (3)	30,918		22,750	8,168
James E. Bauman	6,035	(4)	3,035	3,000
Blue Lion Opportunity Master Fund, LP (5)	36,250		36,250	0
Deerhill Pond Investment Partners, LP (6)	8,750		8,750	0
John P. Devine	12,325	(4)	7,325	5,000
J. Edward Diamond	2,032		2,000	32
Financial Institutions Opportunity Fund, LP	13,000	(4)	10,000	3,000
M3 Partners, LP (7)	100,000		100,000	0
John A. Nadas	1,825		625	1,200
Rosenthal Income Strategies Fund, LP (8)	11,700		7,500	4,200

Name of selling stockholder	Number of shares beneficially owned before the offering		Number of shares offered by this prospectus	Number of shares owned after completion of the offering (1)
Michael F. Royle & Sandra M. Royle, JTWROS	1,250		1,250	0
Siena Capital Partners Accredited, L.P. (9)	1,080		1,080	0
Siena Capital Partners I, L.P. (9)	73,920		73,920	0
Stephen G. Skiba	5,000		5,000	0
Stieven Financial Investors, L.P. (10)	59,012		59,012	0
Stieven Financial Offshore Investors, Ltd. (10)	12,113		12,113	0
Carl K. Trimble	5,035	(4)	3,035	2,000
Carl K. Trimble 2012 Spousal Trust (11)	1,605		1,605	0
Patrick M. Walsh	20,092		6,250	13,842

(1)	Assumes that each selling stockholder will sell all common shares offered by it under this prospectus.
(2)	Charles J. Moore may be deemed to have voting and investment power over these securities. Charles J. Moore, as its managing member, controls The Banc Funds Company, L.L.C., which is the general partner of MidBanc VIII L.P., which is the general partner of Banc Fund VIII L.P.
(3)	Charles J. Moore may be deemed to have voting and investment power over these securities. Charles J. Moore, as its managing member, controls The Banc Funds Company, L.L.C., which is the general partner of MidBan IX L.P., which is the general partner of Banc Fund IX L.P.
(4)	Financial Institutions Opportunity Fund, LP is a private equity fund managed by Milwaukee Capital, Inc. John P. Devine and Carl K. Trimble, as President and Portfolio Manager, respectively, of Financial Institutions Opportunity Fund, LP, may be deemed to have voting and investment power over these securities. Mr. Devine, Mr. Trimble, and James E. Bauman are principals of Milwaukee Capital, Inc. and Financial Institutions Opportunity Fund.
(5)	Charles W. Griege, Jr. may be deemed to have voting and investment power over these securities. Mr. Griege is the Managing Partner of Roaring Blue Lion Capital Management, LP, which is the general partner of Blue Lion Opportunity Master Fund, LP.
(6)	Michael T. O’Brien is the Managing Member of Deerhill Management, LLC, which is the general partner of Deerhill Pond Investment Partners, LP and therefore may be deemed to share dispositive power with respect to these securities.
(7)	Jason A. Stock and William C. Waller may be deemed to have voting and investment power over these securities. Mr. Stock and Mr. Waller are managing members of M3 Funds, LLC, which is the general partner of M3 Partners, LP.
(8)	John W. Rosenthal may be deemed to have voting and investment power over these securities. Mr. Rosenthal is the Chief Executive Officer of John W. Rosenthal Capital Management, Inc., which is the investment manager and general partner of Rosenthal Income Strategies Fund, LP.
(9)	The natural persons with voting and dispositive power for Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P. are David Abraham, Daniel Kanter, and Gregory Dingens. Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P. are affiliated with a broker-dealer. Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P. purchased the shares being registered in the ordinary course of business and did not have any agreement or understanding, at the time of purchase, directly or indirectly, with any person to distribute the shares.
(10)	Stieven Capital GP, LLC is the general partner of Stieven Financial Investors, L.P., and in such capacity has voting and investment control over the shares held by this selling stockholder. Stieven Capital Advisors, L.P. is the investment manager of Stieven Financial Investors, L.P. and Stieven Financial Offshore Investors, Ltd., and in such capacity has voting and investment control over the shares held by both of these selling stockholders. Joseph A. Stieven, Stephen L. Covington, Daniel M. Ellefson and Mark J. Ross are members of the general partner and managing directors of the investment manager, and as a result, they may each be deemed to have voting and investment control over shares held by both of these selling stockholders.
(11)	The trustee for the Carl K. Trimble 2012 Spousal Trust is Nancy A. Trimble, Carl K. Trimble’s spouse.

PLAN OF DISTRIBUTION

The 382,500 shares of our common stock covered by this prospectus were issued to the selling stockholders in a private placement exempt from registration. As part of the sale we agreed to register the shares for resale under the Securities Act of 1933. This prospectus is part of the registration statement we filed with the SEC to enable resale of the shares by selling stockholders. We also agreed to maintain the effectiveness of the registration statement of which this prospectus is a part.

Selling stockholders may use this prospectus to offer and sell the shares covered by this prospectus from time to time, but we cannot assure you selling stockholders will sell any of the shares offered hereby. Selling stockholders may offer the shares for sale directly or through one or more underwriters, broker-dealers or agents. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. If required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Selling stockholders may use any one or more of the following methods for the offer and sale of the shares:

•	on any national securities exchange or quotation service on which shares of our common stock are listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities may be listed at the time of sale;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, regardless of whether the options are listed on an options exchange;

•	one or more underwritten offerings on a firm-commitment or best-efforts basis;

•	sales made under the SEC’s Rule 144 under the Securities Act of 1933, if available;

•	sales that are otherwise exempt by section 4 of the Securities Act of 1933 from registration under that statute;

•	a combination of methods of sale; and

•	any other method permitted by applicable law.

Selling stockholders may engage broker-dealers to participate in sales. A broker-dealer engaged by selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Commissions and discounts may exceed those customary in the types of transactions involved, if permitted by applicable law. A broker-dealer or agent participating in the distribution of the shares may be deemed an underwriter within the meaning of section 2(a)(11) of the Securities Act of 1933. Commissions paid to or any discounts or concessions allowed to a broker-dealer or agent and any profit on resale of shares purchased by the broker-dealer or agent may be deemed underwriting commissions or discounts under the Securities Act of 1933.

Selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of common stock to hedge the positions they assume. Selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in the short sale (provided the short sale is entered into after the effective date of the registration statement of which this prospectus is a part). Selling stockholders may also loan or pledge shares of common stock to broker-dealers, which may in turn sell the shares. Selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities requiring the delivery to the broker-dealer or other financial institution of shares offered by this prospectus. As discussed below, any broker-dealers or agents deemed to be underwriters may not sell shares offered under this prospectus unless and until we disclose the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

Selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock. If a selling stockholder defaults in performance of secured obligations, pledgees or secured parties may be permitted to offer and sell shares of common stock from time to time under a supplement or amendment to this prospectus that lists the pledgee, transferee, or other successors in interest as selling stockholder. Selling stockholders also may transfer and donate shares in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Selling stockholders and other persons participating in the sale or distribution of the securities are responsible for complying with the anti-manipulation provisions and other applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including the SEC’s Regulation M. Regulation M could have an impact on the timing of purchases and sales of securities offered by this prospectus. Anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to activities of selling stockholders and affiliates of the selling stockholders. These restrictions could affect the marketability of securities and the ability of any person or entity to engage in market-making activities for securities.

If we are notified in writing by selling stockholders that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, in accordance with SEC Rule 424(b) under the Securities Act of 1933. The supplement will disclose (1) the name of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which shares were sold, (4) the commissions paid or discounts or concessions allowed to the broker-dealer(s), if applicable, (5) that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction.

Under the securities laws of some states, shares of common stock offered by this prospectus may be sold solely through brokers or dealers registered or licensed in those states. In addition, in some states shares may not be sold unless the shares are registered or qualified for sale in those states or unless an exemption from registration or qualification is available and the shares and the manner of their sale are in compliance with the exemption.

We will receive none of the proceeds from sales by selling stockholders. We are bearing all fees and expenses for the registration, including SEC filing fees and expenses of compliance with state securities or blue sky laws, but we are not responsible for discounts, selling commissions, stock transfer taxes, and fees and disbursements of counsel for the selling stockholders.

LEGAL MATTERS

The validity of common stock offered hereby has been passed upon for Middlefield Banc Corp. by Grady & Associates, 20220 Center Ridge Road, Suite 300, Rocky River, Ohio 44116-3501.

EXPERTS

Consolidated financial statements of Middlefield Banc Corp. appearing or incorporated by reference in the Annual Report of Middlefield Banc Corp. on Form 10-K have been audited by S.R. Snodgrass, P.C., independent certified public accountants, as set forth in their report thereon included therein, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational requirements of the Securities Exchange Act of 1934. We file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The reports, proxy statements, and other information, and the registration statement of which this prospectus is a part may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy statements, information statements, and other information regarding issuers that, like Middlefield Banc Corp., file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus is part of a Form S-3 registration statement filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement, parts of which are omitted from this prospectus in accordance with SEC rules and regulations. For more information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete. In each instance, we refer you to the copy of the exhibit document.

Our internet address is www.middlefieldbank.bank. Through our web site we make available free of charge reports and documents we file with the SEC, including our Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Current Reports, and proxy statements. However, the information on or accessible through our web site is not incorporated by reference in and does not constitute part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means we may disclose important information to you by referring you to the documents filed separately with the SEC. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed furnished to and not to be filed with the SEC in accordance with SEC rules –

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 15, 2017
•	Our Definitive Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders, filed with the SEC on April 4, 2017
•	Our Current Reports on Form 8-K filed with the SEC on January 9, 2017, January 11, 2017, January 13, 2017, February 16, 2017, March 6, 2017, March 14, 2017, March 24, 2017, April 28, 2017, May 9, 2017, May 10, 2017, May 15, 2017, and June 27, 2017
•	the description of our capital stock included under the caption “Description of Securities” in our Form 10 Registration Statement filed on April 17, 2001, as amended by Amendment No. 1 filed on June 14, 2001
•	all documents filed after the date of this prospectus and prior to termination of the offering hereunder pursuant to sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934

Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute part of this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the reports or documents incorporated by reference in but not delivered with this prospectus. You may request a copy of any of these filings at no cost, by telephoning the Corporate Secretary, Kathleen M. Johnson, or the Chief Financial Officer, Donald L. Stacy, at (440) 632-1666, or by writing to them at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062-0035.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Middlefield Banc Corp.’s regulations authorize indemnification of officers and directors, including indemnification for liabilities arising under the Securities Act of 1933. Indemnification rights set forth in the regulations and the Ohio General Corporation Law are not exclusive of any other indemnification rights to which a director or officer may be entitled under an indemnification agreement or board resolution. Under the terms of our directors’ and officers’ liability insurance policy, our directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. Lastly, we have entered into indemnification agreements with directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling Middlefield Banc Corp, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Estimated expenses for issuance and distribution of shares of common stock offered hereby are as follows –

SEC Registration Fee	$2,190.43
Printing and mailing expenses (estimated)	5,000.00
Accounting fees and expenses (estimated)	3,000.00
Legal fees and expenses (estimated)	10,000.00
Miscellaneous expenses	1,000.00

Total	$21,190.43

Item 15.	Indemnification of Directors and Officers

Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b) Indemnification under Middlefield Banc Corp.’s Regulations

Middlefield Banc Corp.’s regulations contain the following provision having to do with indemnification of directors and officers:

“ARTICLE VIII

INDEMNIFICATION AND INSURANCE

“SECTION 1 - INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and including, without limitation, any action, suit or proceeding by or in the right of the Corporation or otherwise), by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

“SECTION 2 - INSURANCE. To the full extent then permitted by law and authorized by the Board of Directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 of this article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

“SECTION 3 - AGREEMENTS. Upon approval by the Board of Directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law or these Regulations to indemnify any such person.”

(c) Indemnification under private indemnification agreements

Directors and executive officers of Middlefield Banc Corp. entered into indemnification agreements with Middlefield Banc Corp. The indemnification agreements allow the directors and officers to select the most favorable indemnification rights provided under (1) Middlefield Banc Corp.’s articles of incorporation and regulations in effect on the date of the indemnification agreement or on the date expenses are incurred, (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred, (3) any liability insurance policy in effect when a claim is made or on the date expenses are incurred, and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s or officer’s role as Middlefield Banc Corp.’s director, officer, employee, agent or when serving as Middlefield Banc Corp.’s representative with another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred, subject to the obligation to repay those advances if the director or officer is later determined to be not entitled to indemnification. A form of the indemnification agreement is included as Exhibit 99.1 to the Form 10 Registration Statement, Amendment No. 1, filed by Middlefield Banc Corp. on June 14, 2001 and is incorporated herein by this reference.

(d) Insurance

Middlefield Banc Corp. has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 16.	Exhibits

The exhibits to the registration statement required by this Item 601 of Regulation S-K are listed on the exhibit index on page II-8.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on July 17, 2017.

MIDDLEFIELD BANC CORP.
(Registrant)

By:	/s/ Thomas G. Caldwell
Thomas G. Caldwell
President & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. By signing below, each of the undersigned directors and officers of Middlefield Banc Corp. hereby authorizes and appoints Thomas G. Caldwell, President and Chief Executive Officer, James R. Heslop, II, Executive Vice President and Chief Operating Officer, and Donald L. Stacy, Treasurer and Chief Financial Officer, and each of them, as his or her agent and attorney-in-fact, each with full power to act without the other, for the purpose of making any changes or amendments necessary or desirable to this Registration Statement and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present, hereby ratifying and approving the acts of said attorneys and each of them:

/s/ Thomas G. Caldwell	July 17, 2017
Thomas G. Caldwell
President, Chief Executive Officer, and Director

/s/ Donald L. Stacy	July 17, 2017
Donald L. Stacy, Treasurer and Chief Financial Officer
(Principal accounting and financial officer)

/s/ James R. Heslop, II	July 17, 2017
James R. Heslop, II, Director, Executive Vice President and Chief Operating Officer

/s/ Thomas W. Bevan	July 17, 2017
Thomas W. Bevan, Director

/s/ Eric W. Hummel	July 17, 2017
Eric W. Hummel, Director

/s/ Kenneth E. Jones	July 17, 2017
Kenneth E. Jones, Director

Darryl E. Mast, Director

/s/ James J. McCaskey	July 17, 2017
James J. McCaskey, Director

/s/ Clayton W. Rose III	July 17, 2017
Clayton W. Rose III, Director

/s/ William J. Skidmore	July 17, 2017
William J. Skidmore, Director

/s/ Robert W. Toth	July 17, 2017
Robert W. Toth, Director

/s/ Carolyn J. Turk	July 17, 2017
Carolyn J. Turk, Director

/s/ William A. Valerian	July 17, 2017
William A. Valerian, Director

EXHIBIT INDEX

exhibit number	description	location

4.1	Specimen stock certificate of Middlefield Banc Corp.	incorporated by reference to Exhibit 4 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

4.2	Form of Subscription Agreement by and among Middlefield Banc Corp. and the selling stockholders in the private placement	filed herewith

5	Opinion of Grady & Associates	filed herewith

23.1	Consent of S.R. Snodgrass, P.C., independent auditors of Middlefield Banc Corp.	filed herewith

23.2	Consent of Grady & Associates	included in Exhibit 5

24	Power of Attorney	included on signature page